SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant:                                 |X|

Filed by a Party other than the Registrant: |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|      Definitive Proxy Statement

|_|      Definitive Additional Materials

|_|      Soliciting Materials Pursuant toss.240.14a-11(c) orss. 240.14a-12

                              Matrix Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)    Title of each class of securities to which transaction applies:
         2)    Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):
         4)    Proposed maximum aggregate value of transaction:
         5)    Total fee paid:

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)    Amount Previously Paid:
         2)    Form, Schedule or Registration Statement No.:
         3)    Filing Party:
         4)    Date Filed:

                              MATRIX BANCORP, INC.
                        1380 Lawrence Street, Suite 1400
                             Denver, Colorado 80204

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 11, 2001


TO THE SHAREHOLDERS OF MATRIX BANCORP, INC.:

         NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders (the "Annual Meeting") of Matrix Bancorp, Inc., a Colorado corporation (the "Company"), will be held at the Company's executive offices at 1380 Lawrence Street, Suite 1400, Denver, Colorado 80204 on the 11th day of May, 2001, at 10:00 a.m. (local time) for the following purposes:

     1. To elect three (3) directors to hold office until the 2004 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

     2. To approve and adopt the Company's Amended and Restated Executive Deferred Compensation Plan;

     3. To ratify the Board of Directors' appointment of KPMG LLP as the independent auditors for the Company for the 2001 fiscal year; and

     4. To transact any and all other business as may properly be brought before the meeting or any adjournment(s) thereof.

         The Board of Directors has fixed the close of business on April 2, 2001 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at such meeting or any adjournment(s) thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at such meeting. The stock transfer books will not be closed. A list of shareholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for ten (10) days prior to the Annual Meeting.

         You are cordially invited to attend the meeting; whether or not you expect to attend the meeting in person, however, you are urged to mark, sign, date, and mail the enclosed form of proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. Your proxy will be returned to you if you should be present at the meeting and should request its return in the manner provided for revocation of proxies on the initial page of the enclosed proxy statement.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ T. Allen McConnell
                                            T. Allen McConnell, Secretary

Denver, Colorado
April 20, 2001

22

                              MATRIX BANCORP, INC.
                        1380 Lawrence Street, Suite 1400
                             Denver, Colorado 80204

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 11, 2001
                   ------------------------------------------


                    SOLICITATION AND REVOCABILITY OF PROXIES

         The accompanying proxy is solicited by the Board of Directors on behalf of Matrix Bancorp, Inc., a Colorado corporation (the "Company"), to be voted at the 2001 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on May 11, 2001, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Notice") and at any adjournment(s) thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon; if no direction is indicated, such shares will be voted for the election of the director nominees named herein pursuant to Proposal 1, in favor of Proposal 2 and Proposal 3 set forth in the Notice, and the persons named in the proxy will use their discretion with respect to any matters referred to in Proposal 4 set forth in the Notice.

         The executive offices of the Company are located at, and the mailing address of the Company is, 1380 Lawrence Street, Suite 1400, Denver, Colorado 80204.

         Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

         This proxy statement (the "Proxy Statement") and accompanying form of proxy are being mailed on or about April 20, 2001. The Company's Annual Report to Shareholders for 2000 is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

         Any shareholder of the Company giving a proxy has the unconditional right to revoke his proxy at any time prior to the voting thereof either in person at the Annual Meeting by delivering a duly executed proxy bearing a later date or by giving written notice of revocation to the Company addressed to T. Allen McConnell, Secretary, Matrix Bancorp, Inc., 1380 Lawrence Street, Suite 1400, Denver, Colorado 80204; no such revocation shall be effective, however, unless such notice of revocation has been received by the Company at or prior to the Annual Meeting.

         In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may solicit the return of proxies, either by mail, telephone, telegraph or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries will, in connection with shares of voting Common Stock, par value $.0001 per share (the "Common Stock"), registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of Common Stock.

         The cost of preparing, printing, assembling and mailing the Annual Report, the Notice, this Proxy Statement and the enclosed form of proxy, as well as the cost of forwarding solicitation materials to the beneficial owners of shares of the Common Stock, and other costs of solicitation, will be borne by the Company.


                                QUORUM AND VOTING

         The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on April 2, 2001 (the "Record Date"). On the Record Date, there were 6,513,404 shares of Common Stock issued and outstanding.

         Each holder of Common Stock shall be entitled to one vote for each share of Common Stock on all matters to be acted upon at the meeting. Neither the Company's Amended and Restated Articles of Incorporation, as amended, nor its Bylaws, as amended, allow for cumulative voting rights. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, may adjourn the Annual Meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the meeting is required for the election of directors pursuant to Proposal 1, and the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting and voted is required for the approval of Proposal 2 and Proposal 3.

         An automated system administered by the Company's transfer agent tabulates the votes. Abstentions will be included in vote totals and, as such, will have the same effect on each proposal other than the election of directors as a negative vote. Broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal.


            PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of Common Stock by (i) each person known by the Company to own beneficially five percent or more of the outstanding Common Stock; (ii) each of the Company's directors and advisory directors; (iii) each of the executive officers named in the Summary Compensation Table (the "Named Executive Officers"); and (iv) all directors, advisory directors and executive officers of the Company as a group. Unless otherwise indicated, the information in the table is given as of the Record Date and the address of each person listed in the following table is 1380 Lawrence Street, Suite 1400, Denver, Colorado 80204.



                                                            Shares Beneficially
                                                                 Owned (1)
                                                           ----------------------
                                                                                             Percent
Name of Beneficial Owner                                          Number                    of Class
-------------------------------------------------------    ----------------------           ----------

Guy A. Gibson........................................                  1,149,875                17.65  %

Richard V. Schmitz...................................                  1,151,375                17.68  %

D. Mark Spencer......................................                  1,147,876                17.62  %

Thomas M. Piercy.....................................                    137,875                 2.12  %

David W. Kloos.......................................                    177,789  (2)            2.73  %

Stephen G. Skiba.....................................                     23,000  (2)               *

David A. Frank.......................................                     13,000  (2)               *

Peter G. Weinstock...................................                     10,500  (2)               *

George R. Bender.....................................                     14,292  (2)               *

Financial Stocks, Inc................................                    412,141  (4)            6.33  %
    507 Carew Tower
    441 Vine Street
    Cincinnati, Ohio  45202

Fleet Boston Corporation.............................                    592,672  (3)            9.10  %
    One Federal Street
    Boston, MA 02211

All directors, advisory directors and
    executive officers as a group (14 persons).......                  3,960,307  (2)           60.80  %
-----------
* Indicates ownership of less than 1% of the Company's Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.
(2) Includes options that are currently exercisable, or become exercisable within 60 days of the Record Date, to purchase from the Company the number of shares of Common Stock indicated for the following persons:
         David W. Kloos (32,000), Thomas P. Cronin (22,500), Paul E. Skretny (23,000), Gary Lenzo (26,000), T. Allen McConnell (15,500), George R. Bender (11,000), Stephen G. Skiba (8,000), David A. Frank (8,000) and Peter G. Weinstock (8,000). Under the terms of the Employee Stock Purchase Plan, participants are issued fractional shares to the extent the money in their account is not evenly divisible into a whole number of shares on the purchase date. For ease of presentation, the number of shares of Common Stock outstanding and the number of shares of Common Stock beneficially owned by the persons described in this Proxy Statement have been rounded to the nearest whole share.
(3) Based on a Schedule 13G filed by Fleet Boston Corporation on February 14, 2001. The Schedule 13G discloses that Fleet Boston Corporation has sole power to vote or direct the vote of 390,572 shares and shared power to dispose or direct the disposition of 590,672 shares.
(4) In a Schedule 13D filed by Financial Stocks, Inc. on March 31, 1998, Financial Stocks, Inc. disclosed that it had sole voting power over 401,346 shares of common stock, shared voting power over 22,954 shares of common stock, sole dispositive power over 401,346 shares of common stock and shared dispositive power over 22,954 shares of common stock. Based upon discussions with management of Financial Stocks, Inc., the Company believes that Financial Stocks, Inc. beneficially owned a total of 412,141 shares of common stock as of March 29, 2001.

                              ELECTION OF DIRECTORS
                                  (Proposal 1)

General

         Matrix Bancorp, Inc. ("Matrix Bancorp") is a unitary thrift holding company that operates principally through the following operating subsidiaries:
Matrix Capital Markets, Inc., formerly known as United Financial, Inc. ("Matrix Capital Markets"), Matrix Financial Services Corporation ("Matrix Financial"), Matrix Capital Bank ("Matrix Bank"), Matrix Asset Management Corporation, formerly known as United Special Services, Inc. ("MAM"), Sterling Trust Company ("Sterling"), First Matrix Investment Services Corporation ("First Matrix") and ABS School Services, L.L.C., formerly known as ABS School Management Services, L.L.C. ("ABS").

         The Bylaws, as amended, of the Company provide that the number of directors that shall constitute the whole board shall be as fixed from time to time by the Board of Directors. By resolution of the Board of Directors, the number of directors comprising the Board of Directors has been set at seven (7).

         The Board of Directors is divided into three classes. Directors for each class are elected at the annual meeting held in the year in which the term for such class expires and serve thereafter for three years or until their successors are elected and qualified. All advisory directors serve at the pleasure of the Board of Directors. Subject to any applicable employment agreement provisions, all officers are appointed by, and serve at the discretion of, the Board of Directors of the Company.

Nominees and Continuing Directors

         Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in the proxy to nominate and to vote the shares represented by such proxy for the election of the following named nominees for the office of director of the Company, to hold office until the 2004 Annual Meeting of Shareholders or until their respective successors shall have been duly elected and shall have qualified.

         Information regarding each nominee, each of the continuing directors of the Company and each advisory director of the Company is set forth in the table and text below:

                                                                                                        Director's
                 Name                        Age                Present Office(s) Held                 Term Expires
----------------------------------------    -------    ------------------------------------------    -----------------
Nominees:

Guy A. Gibson  .............................  36       Matrix Bancorp:  President and Chief                2004
                                                       Executive Officer
                                                       Matrix Financial: Chairman of the Board

David W. Kloos .............................  39       Matrix Bancorp: Senior Vice President
                                                       and Chief Financial Officer                         2004

David A. Frank(1)(2)........................  53       Matrix Bancorp:  Director                           2004

                                       6

                                                                                                        Director's
                 Name                        Age                Present Office(s) Held                 Term Expires
----------------------------------------    -------    ------------------------------------------    -----------------

Continuing Directors:

Richard V. Schmitz  ........................  38       Matrix Bancorp:  Chairman of the Board              2002
                                                       Matrix Capital Markets: Chairman of the
                                                       Board

D. Mark Spencer  ...........................  41       Matrix Bancorp:  Vice Chairman                      2002
                                                       Matrix Bank:  Chairman of the Board

Thomas M. Piercy ...........................  36       Matrix Bancorp:  Director                           2003
                                                       Matrix Capital Markets:  Managing
                                                       Director

Stephen G. Skiba(1)(2) .....................  46       Matrix Bancorp:  Director                           2003

Advisory Director:

Peter G. Weinstock .........................  40       Matrix Bancorp:  Advisory Director                   --
-----------

(1)      Member of the Audit Committee.
(2)      Member of the Compensation Committee.

         Guy A. Gibson has served as the Chief Executive Officer, President and director of Matrix Bancorp since its formation in June 1993. Mr. Gibson has served as Chairman of the Board of Matrix Financial since August 1990. Mr. Gibson was one of the original founders of Matrix Financial and acted as its Chief Executive Officer during 1990. Prior to his tenure with the Company, Mr. Gibson held the position of Account Executive with the investment banking firms of PaineWebber from 1987 to 1989 and Lincoln Financial Group, a Denver-based servicing brokerage firm, from 1989 to 1990.

         David W. Kloos has served as Chief Financial Officer, Vice President and director of Matrix Bancorp since its formation in June 1993. In September 1996, he was named Senior Vice President of Matrix Bancorp. From 1989 through 1993, Mr. Kloos served as Senior Vice President and Chief Financial Officer of Argo Federal Savings Bank, a Summit, Illinois federal savings bank. Mr. Kloos, a certified public accountant, was employed by KPMG Peat Marwick, LLP from 1985 to 1989.

         David A. Frank was elected director of Matrix Bancorp in September 1996. Mr. Frank is a private investor and a consultant for financial services companies. He was President, Chief Executive Officer and founder of America's Mortgage Source, a mortgage company involved in the origination of residential mortgage loans, which operated from 1995 into 1998. From 1994 to 1995, Mr. Frank served as President and Chief Executive Officer of Chemical Residential Mortgage Corporation in Edison, New Jersey, and as a director of Chemical Bank, N.A. Chemical Residential Mortgage Corporation was the primary mortgage banking operation of Chemical Banking Corporation (now known as Chase Manhattan). Prior to joining Chemical Residential Mortgage Corporation, Mr. Frank served from 1989 to 1994 as President and Chief Operating Officer of Margaretten Financial Corporation, a publicly traded national mortgage banking company based in Perth Amboy, New Jersey. From 1977 to 1989, Mr. Frank held various positions with Primerica Corporation/American Can Company (now known as Citigroup), where he was primarily involved in mergers, acquisitions, capital market activities and in restructuring a manufacturing based concern into a diversified financial services company.

         Richard V. Schmitz has served as a director of Matrix Bancorp since its formation in June 1993. Since February 1996, Mr. Schmitz has been acting as Chairman of the Board of Matrix Bancorp. Mr. Schmitz was one of the original founders of Matrix Capital Markets and was named Chief Executive Officer and Chairman of the Board in 1990. In early 1997, Mr. Schmitz resigned from the position of Chief Executive Officer of Matrix Capital Markets, but continues to serve as Chairman of the Board.

         D. Mark Spencer served as Chairman of the Board of Matrix Bancorp from June 1993 until February 1996. Mr. Spencer has also served as an executive officer of the Company since June 1993. Mr. Spencer has served as Chairman of the Board of Matrix Bank since October 1993 and has served as director of Matrix Financial since August 1990. From 1985 through July 1990, Mr. Spencer served as Vice President of Secondary Marketing for Austin Federal Savings and Loan, an Austin, Texas savings and loan association.

         Thomas M. Piercy has served as director of Matrix Bancorp since June 1993. Mr. Piercy has served as Managing Director of Matrix Capital Markets since March 1997 and has served in various other managerial capacities since October 1990. From 1986 to 1990, Mr. Piercy served as Managing Director of Lincoln Financial Group.

         Stephen G. Skiba, a director of Matrix Bancorp since March 1996, is a private investor and consultant. Since April 10, 2001, Mr. Skiba also has been providing strategic planning advice to Matrix Bancorp as a consultant. From 1996 to 2000, Mr. Skiba was Director of Equity Research, focusing on banks and thrifts, for ABN AMRO Inc., an investment banking firm in Chicago, Illinois. From November 1990 to June 1996, Mr. Skiba was Senior Vice President, Chief Financial Officer and Treasurer of N.S. Bancorp, Inc. in Chicago, Illinois. Prior to joining N.S. Bancorp, Inc., Mr. Skiba was an audit partner with KPMG Peat Marwick, LLP.

         Peter G. Weinstock has served as an advisory director to Matrix Bancorp since September 1996. In his capacity as advisory director, Mr. Weinstock is invited to attend meetings of the Board of Directors and to participate in its discussions. However, Mr. Weinstock is not entitled to vote in matters submitted for approval and is not involved in the administration or management of the Company. Mr. Weinstock is a member of the law firm of Jenkens & Gilchrist, a Professional Corporation in Dallas, Texas, where he has been employed for more than five years. Jenkens & Gilchrist, a Professional Corporation, from time to time serves as outside counsel to the Company.

         The Board of Directors does not contemplate that any of the nominees for director will refuse or be unable to accept election as a director of the Company or be unable to serve as a director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the persons named in the enclosed form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors.

Executive Officers

         The following sets forth the name, age, current position with the Company and the principal occupation during the last five years of each executive officer of the Company. Information with respect to Messrs. Gibson, Schmitz, Piercy, Spencer and Kloos is set forth above under the caption "--Nominees and Continuing Directors."

         George R. Bender, age 61, has been President and Chief Executive Officer of Matrix Financial since October 1998. Prior to joining Matrix Financial, from 1990 to 1997, Mr. Bender served as Executive Vice President in charge of mortgage banking operations for Bank United in Houston, Texas. From 1985 to 1990, Mr. Bender served as President and Chief Executive Officer of Centrust Mortgage Corporation. Mr. Bender has been in the mortgage banking business for more than 35 years, primarily serving during such time in various executive capacities for subsidiaries of financial institutions and Wall Street investment banking concerns.

         Thomas P. Cronin, age 55, has been Vice Chairman of Matrix Bancorp since March 1997. Mr. Cronin has over 30 years of experience in the mortgage banking industry and currently serves as the Vice President and Treasurer for the Mortgage Bankers Association of America. Prior to joining Matrix Bancorp, Mr. Cronin held various positions with MCA Financial Corporation, a Michigan-based financial services company, and its wholly owned subsidiary, MCA Mortgage Corporation. Mr. Cronin's most recent management position with MCA Financial Corporation was Vice Chairman. Mr. Cronin served as a director of MCA Financial Corporation until January 1999. In February 1999, MCA Financial Corporation and several of its affiliates, including MCA Mortgage Corporation, filed for reorganization under Chapter 11 of the bankruptcy code. The petition for reorganization was filed by a receiver for such entities, who was appointed in January 1999.

         Carl G. de  Rozario,  age 42, has been  President  and Chief  Executive
Officer of Matrix Capital Markets since May 2000 and President and Chief Executive Officer of MAM since August 2000. From April 1996 to May 2000, Mr. de Rozario served as Vice President of Structured Finance with US Bancorp Piper
Jaffray in Denver, Colorado. From 1993 to 1996, Mr. de Rozario served as President of Lewis, de Rozario & Co., a broker-dealer concern based in Denver, Colorado.

         Gary Lenzo, age 50, has served as President, Chief Executive Officer and director of Matrix Bank since October 1993. From 1987 to 1992, Mr. Lenzo served as Vice President of Austin Savings Association and Great Western Savings Bank, both Austin, Texas-based savings associations. From 1984 to 1986, Mr. Lenzo served as Vice President of Unifirst American Mortgage Corporation, an Austin, Texas mortgage company.

         T. Allen McConnell, age 34, joined the Company in October 1997 as Senior Vice President, Secretary and General Counsel. From September 1992 to October 1997, Mr. McConnell was an attorney with Jenkens & Gilchrist, a Professional Corporation, in Dallas, Texas, where his practice focused on corporate finance and mergers and acquisitions. Jenkens & Gilchrist, a Professional Corporation, from time to time serves as outside counsel for the Company.

         Paul E. Skretny, age 56, has served as Chief Executive Officer of Sterling since May 1993. Mr. Skretny also has served as Chairman of the Board of First Matrix for more than five years. From 1964 to 1993, Mr. Skretny worked in various capacities in commercial and investment banking businesses.

Committees of the Board of Directors

         The Board of Directors currently has two standing committees: the Compensation Committee and the Audit Committee. The Compensation Committee and the Audit Committee are each comprised of Mr. Skiba and Mr. Frank. The Compensation Committee is responsible for recommending to the Board of Directors the Company's executive compensation policies for senior officers and administering the Stock Option Plan and the Purchase Plan. The Compensation Committee held five meetings and took action by unanimous written consent twice during 2000. The Audit Committee is responsible for recommending independent auditors, reviewing the audit plan, the adequacy of internal controls, the audit report and management letter and performing such other duties as the Board of Directors may from time to time prescribe. The Audit Committee held four meetings during 2000.

         The Board of Directors does not have a standing Nominating Committee. The Board of Directors has not established any procedures for considering stockholders' recommendations for nominees for Director. Stockholders desiring to nominate persons for director should follow the procedures set forth under "Date of Receipt for Shareholder Proposals."

         The Board of Directors held ten meetings and took action by unanimous written consent five times during 2000. During 2000, each director attended at least 75% of the meetings of the Board of Directors and committees on which he served.

Audit Committee Report

To the Board of Directors of Matrix Bancorp, Inc.:

         The Audit Committee currently consists of two directors, both of whom are considered independent under applicable rules of The Nasdaq Stock Market, Inc. We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000. We have discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61, Communications with the Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. We have also reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No.1, Independent Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

         The Company paid Ernst & Young LLP, the Company's independent auditors for fiscal year 2000, the following amounts during fiscal year 2000:

                  Audit Fees:                                 $445,237

                  Financial Information Systems               $    -0-
                     Design and Implementation

                  All Other Fees                              $118,656

         The Audit Committee has considered whether the performance by Ernst & Young of services other than the audit is consistent with maintaining the auditor's independence.

         Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

         Effective May 31, 2000, the Board of Directors approved an Audit Committee Charter pursuant to the requirements of the Securities and Exchange Commission and the National Association of Securities Dealers. A copy of the Audit Committee Charter has been included in the proxy statement as Addendum A.

         The foregoing report is furnished by the Audit Committee and will not be incorporated into any other filing with the SEC that might incorporate this proxy statement unless the Company specifically incorporates this report.

                                                AUDIT COMMITTEE

                                                Stephen G. Skiba, Chairman
                                                David A. Frank

Director Compensation

         The Company pays each nonemployee director of the Company a $3,750 quarterly retainer and a fee of $1,000 ($250 if such director's attendance is via teleconference) for each meeting of the Board of Directors of the Company that he attends. The Company also reimburses each director for ordinary and necessary travel expenses related to such director's attendance at Board of Directors' and committee meetings. Nonemployee directors are also eligible for stock option grants under the Stock Option Plan. All directors are also eligible to participate in the Company's Executive Deferred Compensation Plan.

         The Company reimburses each advisory director for ordinary and necessary travel expenses related to such advisory director's attendance at Board of Directors' meetings. Advisory directors are also eligible for stock option grants under the Stock Option Plan and to participate in the Company's Executive Deferred Compensation Plan.

         On April 10, 2001, the Company retained Stephen Skiba, a director of Matrix Bancorp, as a consultant to assist the Company with strategic planning regarding the structure of its current operations. The Company has agreed to pay Mr. Skiba for these services at the rate of $125 per hour, plus reimbursement of all ordinary and necessary expenses, including travel expenses.

Compensation of Executive Officers

         The Summary Compensation Table below provides certain summary information concerning compensation paid or accrued during 1998, 1999 and 2000 by the Company to or on behalf of the Chief Executive Officer and the four other highest paid executive officers of the Company whose salary and bonus for 2000 was in excess of $100,000:


                                                               Annual                        Long-Term
                                                           Compensation(1)                  Compensation
                                             --------------------------------------------   ------------

                                                                           Other Annual      Options/        All Other
      Name and Principal Positions           Year     Salary      Bonus    Compensation        SARs        Compensation
------------------------------------------   ------  ---------   --------- --------------   ------------   --------------
Guy A. Gibson
   President,   Chief  Executive  Officer    2000    $345,833        $ --            $--             --         $ 31,587 (3)(4)(9)
   and Director of  Matrix  Bancorp;         1999     295,833          --             --             --           29,800 (3)(4)(9)
   Chairman  of the Board of                 1998     250,000      50,000             --             --           33,500 (3)(4)
   of Matrix Financial

Richard V. Schmitz
   Chairman   of  the   Board  of  Matrix    2000    $345,833          --            $--             --         $ 33,107 (3)(4)(9)
   Bancorp; Chairman   of  the   Board       1999     295,833        $ --             --             --           36,320 (3)(4)(9)
   of Matrix Capital Markets                 1998     250,000      50,000             --             --           31,820 (3)(4)

D. Mark Spencer
   Vice Chairman of Matrix Bancorp;          2000    $345,833        $ --            $--             --         $ 39,805 (3)(4)(9)
    Chairman of the Board of Matrix Bank     1999     295,833          --             --             --           34,170 (3)(4)(9)
                                             1998     250,000      50,000             --             --           34,920 (3)(4)

David W. Kloos
   Senior Vice President, Chief              2000    $245,833    $ 40,000       $ 50,000 (5)     10,000 (6)      $14,625 (3)(4)
   Financial Officer and Director of         1999     195,833          --             --          5,000 (6)       14,400 (3)(4)
   Matrix Bancorp                            1998     150,000     100,000         25,000 (5)         --            8,500 (3)(4)

George R. Bender
   President,   Chief  Executive  Officer    2000    $272,916        $ --           $ --          5,000 (7)       $6,625 (3)(8)
   and Director of Matrix Financial          1999    $250,000      25,000             --             --            2,500 (8)
                                             1998      54,968 (2)      --             --         25,000 (7)           --

-----------

(1) Annual compensation does not include the cost to the Company of benefits certain executive officers receive in addition to salary and cash bonuses. The aggregate amounts of such personal benefits, however, did not exceed the lesser of either $50,000 or 10% of the total annual compensation of such executive officer. The bonus amount reflected for each of the named executive officers for each fiscal year was actually paid in the succeeding fiscal year.
(2)  Mr. Bender's employment with the Company began in October, 1998.
(3) Of this amount, the following represents directors fees paid by Matrix Bank for such person's service on that entity's board of directors. Mr. Gibson received $6,000 for 1998, $10,500 for 1999, and $12,000 for 2000. Mr.
     Schmitz received $6,000 for 1998, $10,500 for 1999 and $7,000 for 2000. Mr.
     Spencer and Mr. Kloos each received $6,000 for 1998, $11,500 for 1999, and $12,000 for 2000. Mr. Bender received $4,000 for 2000.
(4) Of this amount, $2,500, $2,500, and $2,625 represents the Company's contribution to such person's account maintained under the 401(k) savings plan during 1998, 1999 and 2000, respectively.
(5) Represents installment due under a five-year employment agreement with Mr. Kloos.
(6) Mr. Kloos received two separate option grants. Five thousand options were granted at an exercise price of $12.25. These options become exercisable ratably over five years, with the first 20% exercisable as of March 31, 2000. Ten thousand options were granted at an exercise price of $8.375. These options become exercisable ratably over five years, with the first 20% exercisable as of April 11, 2001.
(7) Mr. Bender received two separate option grants. Twenty-five thousand options were granted at an exercise price of $8.125. These options become exercisable ratably over five years, with the first 20% exercisable as of October 13, 1999. Five thousand options were granted at an exercise price of $8.375. These options become exercisable ratably over five years, with the first 20% exercisable as of April 11, 2001.
(8) Represents the Company's contribution to Mr. Bender's account maintained under the 401(k) plan of $2,500 for 1999 and $2,625 for 2000.
(9) Represents premium paid by the Company for life insurance policies owned by and payable to the family of each executive officer. Annual premiums paid in 1998 were $25,000 for Mr. Gibson, $23,320 for Mr. Schmitz and $26,420 for Mr. Spencer, for 1999 were $16,800 for Mr. Gibson, $23,320 for Mr.
     Schmitz and $20,170 for Mr. Spencer, and for 2000 were $16,962 for Mr. Gibson, $23,482 for Mr. Schmitz, and $25,180 for Mr. Spencer.

Grants of Options

         The following table sets forth details regarding stock options granted to the Named Executive Officers during 2000. In addition, there are shown the "option spreads" that would exist for the respective options granted based upon assumed rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term.


                                        Percent of
                          Number of        Total
                          Securities      Options                                    Potential Realizable Value
                          Underlying    Granted to                                   at Assumed Annual Rates of
                           Options     Employees in   Exercise or    Expiration     Stock Price Appreciation for
         Name              Granted      Fiscal Year    Base Price       Date              Option Term (2)
         ----              -------      -----------    ----------       ----
                                                                                   -------------------------------
                                                                                        5%               10%
                                                                                   --------------    -------------
Guy A. Gibson                 --            --             --            --             --                --
Richard V. Schmitz            --            --             --            --             --                --
D. Mark Spencer               --            --             --            --             --                --
David W. Kloos (1)          10,000        10.53%         $8.375        4/11/10       $136,420          $217,226
George R. Bender (1)        5,000          5.26%         $8.375        4/11/10        $68,210          $108,613
-----------

(1) Options were granted under the 1996 Stock Option Plan. The exercise price of each option is the fair market value of the Common Stock on the date of grant. Options vest in one-fifth increments over a five-year term. The options have a term of 10 years, unless they are exercised or expire upon certain circumstances set forth in the Plan, including retirement, termination in the event of a change in control, death or disability.
(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock, overall market conditions and the executive's continued employment with the Company. The amounts represented in this table may not be achieved.

Exercises of Options

         The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during fiscal 2000 and unexercised options held as of December 31, 2000. No options were exercised by the Named Executive Officers during 2000.


               Aggregated Option Exercises in Last Fiscal Year and
                          Fiscal Year-End Option Values
                                                                                                  Value of
                                                                           Number of             Unexercised
                                      Number of                           Unexercised           in-the-money
                                       Shares                               Options                options
                                      Acquired                            at FY-end:             at FY-end:
                                          on           Value            Exercisable/           Exercisable/
              Name                    Exercise        Realized          Unexercisable         Unexercisable(1)
              ----                    --------        --------          -------------         ----------------
Guy A. Gibson..................                --               --           --/--           $       --/--

Richard V. Schmitz.............                --               --           --/--                   --/--

D. Mark Spencer................                --               --           --/--                   --/--

David W. Kloos.................                --               --       29,000/21,000               --/--

George R. Bender...............                --               --       10,000/20,000               --/--
-----------

(1) Values are stated based upon the closing price of $7.125 per share of the Common Stock on the NASDAQ National Market on December 29, 2000, the last trading day of the Company's fiscal year.

Compensation and Employment Agreements with Named Executive Officers

         In January 1996, the Company entered into a five-year employment agreement with Mr. Kloos. Under the terms of such agreement, Mr. Kloos was paid an annual salary as agreed to by Mr. Kloos and the Company. In addition, he was to receive five annual installment payments of $25,000 each. Mr. Kloos was paid the installments due for 1999 and 2000 during fiscal year 2000. The term of Mr. Kloos' employment agreement terminated in January 2001.

Compensation Committee Report on Executive Compensation

         The Board of Directors has established a Compensation Committee to review and approve the compensation levels of executive officers of the Company, evaluate the performance of the executive officers, consider senior management succession issues and any related matters for the Company. The Compensation Committee is charged with reviewing with the Board of Directors in detail all aspects of the compensation for executive officers of the Company.

         The philosophy of the Company's compensation program is to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include preserving a strong financial posture, increasing the assets of the Company, positioning the Company's assets and business operations in geographic markets and industry segments offering long-term growth opportunities, enhancing shareholder value and ensuring the survival of the Company. The accomplishment of these objectives is measured against conditions prevalent in the industry within which the Company operates. In recent years, these conditions reflect a highly competitive market environment and rapidly changing regional, geographic and overall industry market conditions. The Compensation Committee is also mindful, however, of the fact that several of the Company's executive officers have entered into employment agreements in connection with their agreements to join the Company; accordingly, with respect to those executive officers, the Compensation Committee recognizes that, to a large degree, compensation for such persons may be set by contract.

         In late 1997, the Compensation Committee retained Bank Compensation Strategies, Inc. ("BCS") to analyze and review the Company's management compensation structure and elements. BCS made an initial proposal to the Compensation Committee for an annual incentive plan (the "Incentive Plan"). The Compensation Committee approved the final terms of the Incentive Plan during February 2001. The Incentive Plan is effective for the salaries and potential cash bonuses of the executive officers covered by the Incentive Plan for the year ending December 31, 2001. Certain of the Company's management who qualify as "executive officers" for purposes of securities laws, are not covered by the terms of the Incentive Plan; as such, the compensation of such executive officers has been and will continue to be monitored and set by the Compensation Committee on a discretionary basis.

         The Incentive Plan allows the Compensation Committee to categorize the executive officers covered by the Incentive Plan into three distinct categories on an annual basis. Those categories generally include holding company principal officers in one category and presidents of the significant subsidiaries of the Company into one of two other categories, depending on the strategic goals set by the subsidiary in question.

         The Incentive Plan provides for salary and cash bonus components. The Compensation Committee sets the salary component for each executive officer covered by the Incentive Plan at the beginning of each fiscal year and bases its decision upon a number of subjective factors. The Compensation Committee also sets the category of executive officer, performance criteria and levels of possible cash bonus for each executive officer covered by the Incentive Plan at the beginning of each fiscal year. The category of executive officer is based upon the factors described above. The levels of possible bonus are calculated based upon a specific percentage of the executive's salary in comparison to the targeted performance criteria set for the year. For example, for the year 2001, principal officers of the holding company are eligible to receive 35% of their 2001 salary as a cash bonus, if the targeted level of the objective performance criteria is achieved. For 2001, the target for the performance criteria is a level of consolidated net income for the Company that the Compensation Committee believes is achievable. If the target is not achieved, the principal officers of the holding company will receive substantially less, or no, cash bonus for 2001 performance. In general, the performance criteria for determination of cash bonuses may include, depending on the executive in question, the return on equity, net income or actual versus budgeted pretax net income for the Company or a subsidiary of the Company.

         The Compensation Committee has determined that, in addition to the components of the Incentive Plan for the executive officers covered by the Incentive Plan and the discretionary components of compensation for executive officers not covered by the Incentive Plan, grants of stock options from time to time to certain executive officers should also be considered and made on a discretionary basis outside of the confines of the Incentive Plan.

         Because the Incentive Plan was not adopted by the Compensation Committee until February 2001, decisions with respect to salaries and bonuses for executive officers for 2000 were determined by the Compensation Committee in accordance with historical guidelines and were generally subjective. Executive compensation for 2000 consisted of base salary and, in certain instances, cash bonuses and option grants. As discussed more fully below, cash bonuses for 2000 were paid during 2001 after review by the Compensation Committee of the Company's and management's performance during 2000. With respect to base salary, the Compensation Committee met in early 2000 to set base salary for each of the executive officers of the Company. In determining base salary for the executive officers, the Compensation Committee reviewed several factors, paying particular attention to the Company's results of operations and return on average equity for the year ended December 31, 1999. The Compensation Committee also reviewed the performance of the Company's stock price during 1999. The Compensation Committee noted that the Company's net income per share for 1999 was $1.58, that the return on average equity for the Company for 1999 was 19.79% and that the Company's stock price for 1999 had generally been consistent with the Company's peers. In particular, the Compensation Committee noted that the return on average equity for 1999 for the Company was generally favorable in comparison to industry peers. Based upon such review, the Compensation Committee determined to increase the base salary for 2000 of Mr. Gibson, President and Chief Executive Officer of the Company, and one of the principal shareholders of the Company, to $350,000. With respect to Messrs. Schmitz and Spencer, also principal shareholders of the Company, their respective base salaries for 2000 were also increased to $350,000. The other executive officers of the Company generally received modest base salary increases for 2000 due to the factors discussed above, as well as due to the overall growth of the Company during 1999, which necessarily increased the duties of such executive officers.

         The cash bonuses paid to the executive officers that received bonuses for performance during 2000 were paid in the first quarter of 2001. The Compensation Committee met in February 2001 to consider the payment of cash bonuses to executive officers for 2000 performance. The Compensation Committee reviewed the Company's financial performance during 2000, including net income per share of $0.63 and return on average equity of 6.79%, as well as the Company's stock price performance for 2000. With respect to the Company's stock price performance, the Compensation Committee did not place primary emphasis on such performance due to the overall performance of the Company's peers. Nevertheless, based upon that examination, the Compensation Committee determined not to pay Messrs. Gibson, Schmitz or Spencer a cash bonus. Certain of the other executive officers of the Company were paid cash bonuses in varying amounts, based upon specific considerations brought to the attention of the Compensation Committee. During its meetings, the Compensation Committee also determined to grant an aggregate of 52,000 options to certain executive officers. No executive officer was granted more than 15,000 options and neither Mr. Gibson, Mr. Schmitz nor Mr. Spencer was granted any options.

         Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to any of the Chief Executive

Officer and the four other most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Company does not have a policy that requires or encourages the Compensation Committee to qualify stock options or restricted stock awarded to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. However, the Compensation Committee will consider the net cost to the Company in making all compensation decisions.

                                                COMPENSATION COMMITTEE

                                                Stephen G. Skiba
                                                David A. Frank

Compensation Committee Interlocks and Insider Participation

         There are no reportable compensation committee interlocks or insider participation matters.

Common Stock Performance Graph

         The following performance graph compares the cumulative return of the Common Stock with that of the Broad Market (the NASDAQ Market Index) and a published industry index (SIC Code 6035-Savings Institutions, Federally-Chartered). Each index assumes $100 invested at October 18, 1996 and is calculated assuming quarterly reinvestment of dividends and quarterly weighting by market capitalization.



                               COMPARATIVE RETURNS
         Matrix Bancorp, Inc., Broad Market and Published Industry Index
                     (Performance Results Through 12/31/00)

[PERFORMANCE GRAPH OMITTED]

                              10/18/96       12/31/96          12/31/97         12/31/98         12/31/99     12/31/00
                              --------       --------          --------         --------         --------     --------
Matrix                          100            141.11            135.56           120               106.6       63.33
Federal Savings Institutions    100            106.35            180.28           153.17            130.33      201.96
NASDAQ Market Index             100            105.97            129.63           182.83            322.47      202.68


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On January 31, 2001, the Company renewed a loan originally made to Mr. Spencer, Vice Chairman and a shareholder of the Company, in December 1994 in the amount of approximately $80,000.

The loan to Mr. Spencer accrues interest at the prime rate, is unsecured and the entire principal and all accrued interest is due and payable in one lump sum on January 31, 2002. The Company has the option of extending the maturity of such loan to Mr. Spencer in annual increments.

          On October 16, 2000, the Company made a loan to Mr. Cronin, Vice Chairman and a shareholder of the Company, in the amount of approximately $15,000. In addition, on January 31, 2001, the Company renewed a loan originally made to Mr. Cronin in January 2000 in the amount of approximately $67,000. All accrued interest and unpaid principal of these two loans were consolidated and rolled over into a new loan in the amount of approximately $89,000 on February 21, 2001. This loan to Mr. Cronin accrues interest at the prime rate, is unsecured and the entire principal and all accrued interest is due and payable in one lump sum on February 21, 2002. The Company has the option of extending the maturity of this loan to Mr. Cronin in annual increments.

         On September 30, 2000, the Company made a loan to Mr. Piercy, a director and shareholder of the Company, in the amount of approximately $28,000. In December, 2000, the Company made an additional loan to Mr. Piercy in the amount of approximately $40,000. All accrued interest and unpaid principal of these two loans were consolidated and rolled over into a new loan in the amount of approximately $68,000 on February 21, 2001. This loan to Mr. Piercy accrues interest at the prime rate plus 1.5%, is unsecured and the entire principal and all accrued interest is due and payable in one lump sum on February 21, 2002. The Company has the option of extending the maturity of this loan to Mr. Piercy in annual increments.

         On January 18, 2001, the Company, Mr. Piercy and Bank One, Colorado, N.A., entered into a stock purchase agreement. Pursuant to the agreement, the Company repurchased 33,000 shares of the Company's common stock from Mr. Piercy for a total price of $251,625. The shares repurchased by the Company had been pledged to secure a loan from Bank One to Mr. Piercy.

         From time to time, Matrix Financial has originated mortgage loans to various employees, including executive officers of the Company. These mortgage loans generally were sold to third party investors on a servicing released basis within 30 to 60 days after closing, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

         Sterling Trust occupies approximately 11,300 square feet in Waco, Texas, under a lease agreement that is in place until June 30, 2001, at a monthly rental payment of $13,553. The lease agreement provides for renewal options and allocation of certain expenses the lessee would reimburse over a specified amount during the life of the lease. The Company currently anticipates that it will exercise its option to renew the lease at the expiration of the current term. Mr. Skretny, President of Sterling Trust and an executive officer of the Company, owns approximately 12.5% of the equity interests of an entity that, until the building was sold to an unaffiliated third party on December 15, 2000, was the lessor of such office space.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (the "10% Shareholders"), to file reports of ownership and changes of ownership with the Commission and NASDAQ National Market. Officers, directors and 10%

Shareholders of the Company are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms so filed.

         Based solely on review of copies of such forms received and written representation letters from executive officers and directors, the Company believes that, during the last fiscal year, all filing requirements under
Section 16(a) applicable to its officers, directors and 10% Shareholders were timely met.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

         Management of the Company beneficially owns in excess of 50% of the outstanding Common Stock entitled to vote at the Annual Meeting, and management has indicated its intent to vote in favor of the nominees for director.


                        PROPOSAL TO APPROVE AND ADOPT THE
                         AMENDED AND RESTATED EXECUTIVE
                           DEFERRED COMPENSATION PLAN
                                  (Proposal 2)

Background

         The Board of Directors originally approved the Company's Executive Deferred Compensation Plan (the "Plan") effective as of January 1, 2001. At the Annual Meeting, a proposal to amend and restate the Plan will be submitted to the shareholders for their approval. The purpose of the proposed amendments is to authorize the Company to designate common stock of the Company as an investment equivalent and to authorize the issuance of shares of common stock under the Plan upon pay-out. If the amended and restated Plan is approved by the shareholders, the shares of common stock to be issued under the Plan may be newly issued shares or may consist of shares which have been reacquired by the Company.

         By including common stock of the Company under the Plan, the Company hopes to motivate participants in the Plan to continue to make contributions to the growth and profitability of the Company and to align their interest in the long-term success of the Company with that of the shareholders by increasing the participants' equity stake in the Company. Shareholder approval of the amended and restated Plan is required under the rules of The Nasdaq Stock Market, Inc. The Board of Directors unanimously recommends that shareholders vote in favor of the proposal to approve and adopt the Company's amended and restated Plan.

Summary of the Plan

         The Plan is designed as an unfunded, non-qualified deferred compensation arrangement and is exempt from the requirements of the Employee Retirement Income Security Act of 1974. The following persons are generally eligible to participate in the Plan:

     o any of the Company's employees earning annual compensation of at least $120,000;

     o    any of the Company's directors or advisory directors; and

     o any other select group of management or highly compensated employees designated by the Company's board of directors.

As of the date of this proxy statement, there were 44 persons eligible to participate in the Plan and 13 actual participants.

         Under the Plan, a participant may elect to defer up to 100% of his or her annual compensation, except to the extent that the Company determines that such compensation should be withheld to pay the participant's state or federal taxes or any payments required under any of the Company's welfare or benefit programs. A participant will be 100% vested in any compensation he or she elects to defer.

         The Company may, in its sole discretion, from time to time make matching contributions with respect to amounts participants elect to defer in a particular year. The amount of any matching contribution will be determined by the Company's board of directors and may be tied to Company or individual performance. Any matching contributions will vest in equal annual installments over a five-year period. A participant will forfeit any unvested matching contributions upon the termination of his or her employment or services with the Company, unless the termination is the result of the participant's retirement, death or disability or in the event of a change of control.

         The amounts credited under the Plan on behalf of each participant will be deemed invested in one or more investment equivalents offered under the Plan from time to time, including common stock of the Company if the amended and restated Plan is approved by the shareholders. The Plan allows participants to choose the applicable investment equivalents for the purpose of crediting gains and losses on their deferred amounts, provided that the Company may designate that a matching contribution for any year be automatically invested in the common stock investment equivalent. If the amended and restated Plan is approved by the shareholders, the administrator of the Plan may distribute shares of common stock of the Company to participants, subject to the terms of the Plan.

         If the amended and restated Plan is approved by the shareholders, up to 100,000 shares of common stock will be available for issuance under the Plan. Any shares granted under the Plan may consist of newly issued shares or shares which have been reacquired by the Company. The number of shares of common stock to be issued to participants under the Plan during fiscal 2001 or any other year is not determinable at this time.

         Under the Plan, a participant will be deemed to have retired if he or she ceases to be an employee or director of the Company on or after he or she has attained any combination of age and years of service equal to 65. If a participant's employment or services with the Company terminate as a result of his or her retirement, his or her deferred compensation obligations will be paid in substantially equal annual installments over a period of five or ten years, or in a single lump sum, at the participant's election, beginning on the date of retirement. If the participant's employment or services with the Company terminate because of a change in control of the Company, the deferred compensation obligations will be paid in a lump sum within 60 days after the end of the year in which the change of control occurs, unless the surviving company elects to continue the Plan, in which case no early distribution will occur. If the participant's employment or services with the Company terminate for any other reason, including the participant's disability, his or her deferred compensation obligations will be paid in a single lump sum within 60 days after the end of the year in which the termination occurs. A participant may elect to receive an early distribution of his or her entire Plan account balance in a single lump sum, subject to an early withdrawal penalty and a suspension on participation for a period of at least 24 months.

         Although the Company expects to continue the Plan indefinitely and the Plan has no specified termination date, the Company has the right to amend or terminate the Plan in any way, at any time, for any reason. However, no amendment or termination will reduce any participant's benefits under the Plan to less than the amount that the participant would have been entitled to receive if the participant had resigned from his or her positions with the Company on the effective date of the amendment or termination. Any amendment to the Plan which would increase the number of shares eligible to be issued to participants would require the approval of the Company's shareholders under applicable rules of The Nasdaq Stock Market, Inc.

         The Company has established a "rabbi trust" pursuant to a trust agreement under which the Company will act as trustee. The trust agreement authorizes the Company to make contributions to the trust for the purpose of assisting the Company in meeting its obligations under the Plan. The assets of the trust are currently expected to be invested in mutual funds, but may be invested in other assets, including common stock and other securities issued by the Company. Although the assets of the trust are intended to be used for the exclusive purpose of paying the deferred compensation obligations under the Plan, the assets of the trust remain subject to the Company's general creditors. As a result, participants will not have any ownership interest in the assets of the trust.

         For purposes of the federal income tax laws, it is intended that participants will not realize taxable income on any compensation they defer pursuant to the Plan at the time such compensation is earned. When a participant receives any distributions under the Plan, any cash and the fair market value of any shares of common stock distributed to the participant will be treated as ordinary income. Arrangements for the withholding of such taxes must be made with the Company at the time of distribution. The Company will receive a tax deduction equal to the amount includable in a participant's income as compensation that is taxable to the participant. For Social Security and Medicare tax purposes, amounts credited to a participant's account are taxable when nonforfeitable (i.e., fully vested), and such taxes will be withheld from the participant's other compensation.

Availability of the Plan

         The foregoing summary of the Plan is qualified in its entirety by the terms and conditions of the Plan itself. Copies of the Plan are available upon request directed to the Company at 1380 Lawrence Street, Suite 1400, Denver, Colorado 80204, Attention: Corporate Secretary.

Vote Required

         Approval of the Amended and Restated Executive Deferred Compensation Plan requires the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE COMPANY'S AMENDED AND RESTATED EXECUTIVE DEFERRED COMPENSATION PLAN.

         Management of the Company beneficially owns in excess of 50% of the outstanding Common Stock entitled to vote at the Annual Meeting, and management has indicated its intent to vote in favor of this proposal.


                        PROPOSAL TO RATIFY APPOINTMENT OF
                              INDEPENDENT AUDITORS
                                  (Proposal 3)

         On April 3, 2001, the Board of Directors accepted the recommendation of the Company's Audit Committee not to renew its engagement with Ernst & Young LLP and to appoint KPMG LLP, independent auditors, to be the principal independent auditors of the Company and to audit its consolidated financial statements for the fiscal year ending December 31, 2001. Ernst & Young LLP served as the Company's independent auditors for the fiscal years ended December 31, 1999 and 2000. The Audit Committee and the Board of Directors based their decision to change independent auditors on competitive bids submitted by the two firms, and not as a result of any disagreement with Ernst & Young concerning the Company's accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any other reportable event. The independent accountant's reports on the Company's consolidated financial statements for the last two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

         Representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders. Representatives of Ernst & Young are not expected to be present at the Annual Meeting.

         The Board of Directors has the responsibility for the selection of the Company's independent auditors. Although shareholder ratification is not required for the selection of KPMG LLP, and although such ratification will not obligate the Company to continue the services of such firm, the Board of Directors is submitting the selection for ratification with a view towards soliciting the shareholders' opinion thereon, which may be taken into consideration in future deliberations. If the appointment is not ratified, the Board of Directors must then determine whether to appoint other auditors before the end of the current fiscal year, and in such case, shareholders' opinions would be taken into consideration.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 2001 FISCAL YEAR.

         Because management of the Company beneficially owns in excess of 50% of the outstanding Common Stock entitled to vote at the Annual Meeting, and management has indicated its intent to vote in favor of the ratification of the appointment of KPMG LLP, such ratification is virtually ensured.

                                 OTHER BUSINESS
                                  (Proposal 4)

         The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.

                    DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

         For shareholder proposals to be considered for inclusion in the Proxy Statement for the 2002 Annual Meeting, they must be received by the Company no later than December 21, 2001. The Company's proxies may exercise their discretionary authority to vote with respect to any shareholder proposal that may be presented at the 2002 Annual Meeting if the Company first receives notice of such proposal after March 6, 2002.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ T. Allen McConnell
                                            T. Allen McConnell, Secretary

April 20, 2001
Denver, Colorado


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                   ADDENDUM A


                             AUDIT COMMITTEE CHARTER



I.   ORGANIZATION

     A.   General.

          There shall be a committee of the Board of Directors to be known as the Audit Committee. Subject to applicable phase-in requirements of the Nasdaq Stock Market, Inc. ("Nasdaq"), the Audit Committee shall consist of three or more directors, as determined by the Board of Directors, each of whom shall not be an officer or employee of the Company but shall be independent of the management of the Company and free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member

     B.   Definition of Independence.

         The following persons are not considered independent:

          1. a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

          2. a director who accepts compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

          3. a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

          4. a director who is a partner in, or a controlling stockholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

          5. a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

     All members of the Audit Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or

                              Addendum A - Page 1
     will become able to do so within a reasonable time after their appointment to the Audit Committee, and at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including haven been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The members of the Audit Committee shall be elected by the Board of Directors at the annual meeting of the Board of Directors to serve a term of three (3) years or until their successors shall be duly elected and qualified. The Board of Directors will appoint a Chair to preside at the Audit Committee meetings and schedule meetings as appropriate.

II.  PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors has established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster compliance with, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are as follows:

     o To serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

     o To review and appraise the audit efforts of the Company's independent auditors and the Company's internal auditing department.

     o To provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

III. MEETINGS

     The Audit Committee shall meet at least four (4) times a year and at such other times as requested by the Chair. The Chair of the Audit Committee shall prepare or approve an agenda in advance of each meeting. The Chief Executive Officer, Chief Financial Officer, Director of Internal Audit, and representatives from outside legal counsel and independent auditors may be invited to any or all meetings. Other management may also be invited as necessary. Non-committee members may be excused from attendance at any meeting or portion of any meeting by the Chair.

     As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the head of the Company's internal auditing department and the independent auditors in separate executive sessions to discuss any matter that the Audit

                              Addendum A - Page 2

     Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee should meet with the independent auditors and management quarterly to review the Company's financial statements and significant findings based upon the auditor's limited review procedures.

IV.  RESPONSIBILITIES

     To fulfill its duties and responsibilities the Audit Committee shall:

     A.   Review Procedures

          1. Review and reassess the adequacy of this Charter at least annually.

          2. Review the Company's audited financial statements prior to filing the Company's Annual Report on Form 10-K or 10-KSB.

          3. Review the Company's quarterly financial results prior to filing the Company's Quarterly Report on Form 10-Q or 10-QSB.

          4. Review, as appropriate, any other material financial information submitted to any governmental or public body, including any certification, report, opinion, or review rendered by the independent auditors.

     B.   Independent Auditors.

          1. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors, as representatives of the Company's stockholders. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for stockholder approval in any proxy statement).

          2. Ensure receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1.

          3. Actively engage in dialogue with the independent auditors and legal counsel with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

          4. Take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditors.

          5. Following each audit by the independent auditors, obtain from the independent auditors assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

          6. In connection with the Company's year-end financials, discuss with financial management and the independent auditors significant issues regarding accounting principals, practices and judgments and any items required to be communicated by the independent auditors in accordance with Statement on Accounting Standards No. 61.


                              Addendum A - Page 3

          7. In connection with the Company's interim financials, discuss with financial management and independent auditors any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Accounting Standards No. 71.

          8. Consider and approve, if appropriate, significant changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditing department.


     C.   Improvement Process.

          1. Meet no less than annually with management to review the Company's major financial risk exposure and the steps management has taken to monitor and control such exposures.

     D.   Internal Auditors.

          1. Review the organizational structure, qualifications, budget and proposed audit plans of the internal auditing department for the coming year, and the coordination of such plans with the independent auditors. Periodically review progress reports on the proposed internal audit plans, with explanations for any deviations from the original plans.

          2. Review the regular internal reports prepared by the internal auditing department with management's response.

          3. Review appointments, performance and replacements of senior internal auditors.

     E.   Proxy Statement.

          1. Approve the report of the Audit Committee required by the rules of the SEC to be included in the Company's annual proxy statement.

          2. Oversee the publication of this Charter at least every three years in the Company's annual proxy statement in accordance with SEC regulations.

     F.   Miscellaneous

          1. Review with the Company's general counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies related to financial matters and any material reports or inquiries related to financial matters that are received from regulators or governmental agencies.


                              Addendum A - Page 4

          2. Submit the minutes of all meetings of the Audit Committee to, and discuss the matters discussed at each Audit Committee meeting with, the Board of Directors, as appropriate.

          3. Discuss with management proper review systems to see that the Company's financial statements, reports and other financial information are disseminated to governmental organizations and the public in accordance with legal requirements.

          4. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.



                              Adopted May 23, 2000




                              Addendum A - Page 5

                              MATRIX BANCORP, INC.

            Amended and Restated Executive Deferred Compensation Plan


Section 1. Purpose

1.01 Purpose. Matrix Bancorp, Inc. (the "Company"), by action of its Board of Directors and its shareholders, hereby amends and restates the Matrix Bancorp, Inc. Executive Deferred Compensation Plan ("Plan"). The Plan is intended to help the Company and its subsidiaries ("Subsidiaries") attract and retain key employees and directors by allowing them to defer a portion of their compensation. The Plan was originally adopted effective as of January 1, 2001, and is hereby amended and restated in its entirety effective as of such date.

     The Plan is to be construed as a plan maintained to provide deferred compensation to a "select group of management or highly compensated employees" within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended from time to time. The Plan is intended to be exempt from the participation, vesting, funding and fiduciary requirements of Title I of ERISA, to the fullest extent permitted under the law. The Plan shall at all times be "unfunded" within the meaning of ERISA and the Internal Revenue Code of 1986, as amended from time to time.

1.02 Gender and Number. Where the context permits, words in any gender shall include any other gender, words in the singular shall include the plural, and the plural shall include the singular.

Section 2. Definitions. As used herein, the following terms shall have the meaning indicated:

2.01 Account shall mean the bookkeeping account(s) established to record the interest of a Participant under the Plan. A Participant's Account shall consist of the value of any Compensation amounts the Participant elects to defer, any Matching Contributions made by the Company, and any income credited or debited thereto.

2.02 Beneficiary shall mean the person or persons entitled to receive a distribution under the Plan in the event of a Participant's death.

2.03 Board shall mean the Board of Directors of the Company.

2.04 Change of Control event shall mean any of the following (other than as a result of a public offering of shares of the Company):

     (a) Any transaction (which shall include a series of transactions or a transaction occurring pursuant to a plan) that has the result that shareholders of the Company immediately before such transaction cease to own at least 51% of (x) the voting stock of the Company or (y) any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

     (b) A merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive;

     (c) A sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company; or

     (d) The adoption of a resolution by the Board to the effect that any person or entity has acquired effective control of the business and affairs of the Company.

     Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if there is consummated any transaction (or series of integrated transactions) immediately following which the record holders of the voting securities of the Company immediately prior to such transaction continue to have substantially the same proportionate ownership in the entity which owns all or substantially all of the assets of the Company immediately following such transaction.

2.05 Code shall mean the Internal Revenue Code of 1986, as amended from time to time, all successor laws thereto, and any regulations or guidance promulgated thereunder. Where the Plan refers to a particular section of the Code, the reference shall also apply to any successor to that section.

2.06 Common Stock shall mean the Company's common stock, par value $.0001 per share.

2.07 Compensation shall mean the actual cash remuneration paid to an Employee or Director by the Employer in consideration of services rendered.
     Compensation may include base salary, bonus, commission, incentive, directors' fees, etc. Compensation does not include relocation allowances or any reimbursement paid to Employee or Director in connection with his employment or service.

2.08 Deferral Election shall mean an election made under Section 5.01.

2.09 Director shall mean a member of the Board or an advisory director of the Board.

2.10 Disability shall mean the Total Disability of a Participant, as defined in the Matrix Bancorp, Inc. Long Term Disability Insurance Plan.

2.11 Eligible Person shall mean (a) an Employee of the Employer earning annual Compensation of at least $120,000, (b) a member of the Board of Directors, including advisory directors, of the Company, or (c) such others selected by the Board in its sole and absolute discretion, to make Compensation Deferral Elections under the Plan pursuant to Section 5.01 (a) and (b). However, an otherwise Eligible Person shall not be eligible to make such Deferral Elections and any prior Deferral Elections shall become invalid following any distribution of benefits under the Plan pursuant to Section 7.

2.12 Employee shall mean any person who is an employee of the Company or who is an employee of any Subsidiary.

2.13 Employer shall mean Matrix Bancorp, Inc. or any Subsidiary to which the Employee provides services in exchange for Compensation.

2.14 Entry Date shall mean January 1 of each Plan Year, except that a newly Eligible Person may enter the Plan other than on January 1 in accordance with Section 4.02.

2.15 Matching  Contribution  shall mean a contribution,  as described in Section
     5.03 which is determined annually by the Board.

2.16 Participant shall mean an Eligible Person who has filed a completed and executed Deferral Election Agreement and Deferral Enrollment Agreement with the Administrator and is participating in the Plan in accordance with the provisions of Section 5.

2.17 Payout Date shall mean the earlier of (i) the date on which the Participant elected pursuant to his completed and executed Enrollment Election Agreement, to commence receiving deferred monies or (ii) the Participant's date of Termination, Retirement, death or Disability. The date the Participant elects for distribution shall be at least five (5) years from the date of original deferral.

2.18 Penalty shall mean twenty-five percent (25%) of the Participant's vested Account balance.

2.19 Plan Administrator shall mean the Board or any designated committee of the Board.

2.20 Plan Year shall mean the calendar year (January 1 - December 31).

2.21 Retirement shall mean a Participant ceasing to be an Employee or Director on or after attainment of any combination of age and full years of service (measured on an employment anniversary basis) equal to sixty-five (65).

2.22 Subsidiary shall mean any corporation in any unbroken chain of corporations beginning with the Company, if, at the time of reference, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.23 Termination shall mean termination of employment or termination of a Director's service on the Board, other than by reason of Retirement, death or Disability.

2.24 Valuation Date means the date(s) specified by the Plan Administrator as of which the value of a Participant's Account is determined.

Section 3. Administration of the Plan

3.01 Administration. This Plan shall be administered by the Plan Administrator.

     The Plan Administrator shall have all powers necessary or appropriate to carry out the provisions of the Plan. The Plan Administrator may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan's business.

     The Plan Administrator shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan, including, but not limited to, the determination of eligibility for and amount of any benefit.

     The Plan Administrator shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with its administration, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions by general rule or particular decision, all in its sole and absolute discretion.

     All findings of fact, determinations, interpretations and decisions of the Plan Administrator shall be conclusive and binding upon all person(s) having or claiming to have any interest or right under the Plan and shall be given the maximum deference allowed by law.

3.02 Tax Withholding. The Company or the appropriate Employer may withhold from any payment under this Plan any and all withholdings under all jurisdictions including federal, state, local or foreign taxes required by law to be withheld with respect to the payment and any sum the Company or the appropriate Employer may reasonably estimate as necessary to cover any taxes for which they may be liable and that may be assessed with regard to the payment.

Section 4. Eligibility

4.01 Participation shall be limited to a "select group of management of highly compensated employees" within the meaning of ERISA Section 201(2).

4.02 The Plan Administrator may permit any person who first becomes an Eligible Person on or after the first day of a Plan Year to enroll in the Plan within 30 days following his eligibility. The Deferral Election shall be effective only for Compensation earned after the 30-day period.

4.03 The Plan Administrator may permit an Eligible Person to enroll in the Plan and commence participation in the Plan on any Entry Date during a Plan Year.

4.04 Once a Participant makes a Deferral Election of Compensation, his election cannot be changed during a Plan Year, except as provided under Section 4.05 or Section 7.10.

4.05 If a Participant no longer satisfies the definition of "Eligible Person" or, in the Plan Administrator's discretion, no longer satisfies the requirements of Section 4.01, the Participant's Deferral Election shall automatically and immediately terminate. At such time, the Participant will be deemed to have reached a Payout Date as defined in Section 2.16 and will be eligible for a benefit as explained in Section 7.

4.06 Participation in or eligibility for the Plan shall not constitute a guarantee or contract of employment and shall not give any Employee the right to be retained in the employment of the Employer. Nor shall participation in or eligibility for constitute any right to claim any benefit under the terms of the Plan, unless this right or claim has specifically vested under the terms of the Plan.

Section 5. Deferral Elections and Matching Contributions

5.01 Deferral Elections. A Participant may elect to defer a specified amount or percentage of his Compensation. The maximum deferral allowed is one hundred percent (100%), less any required withholding under Section 5.02, of the Participant's Compensation.

     A Participant who wishes to defer receipt of all or a portion of any Compensation to be earned during the Plan Year shall provide the Plan Administrator with a completed and executed Deferral Election Agreement and Deferral Enrollment Agreement according to the rules established by the Plan Administrator in its sole and absolute discretion. A Participant's election to defer any Compensation shall be received by the Plan Administrator no later than the next Entry Date to which the election will take effect.

5.02 Rules Regarding Withholdings. No Participant shall be allowed to defer Compensation to the extent the Company determines that such Compensation should be withheld to pay the Participant's portion of taxes under the Federal Insurance Contributions Act ("FICA"), and federal, state or local income taxes, payments required to maintain coverage for the Participant or the Participant's dependents under any welfare plan or program of the Company, or any similar payment.

5.03 Matching Contributions. The Employer, in its discretion, may make Matching Contributions for each Plan Year on behalf of each Participant who elects to defer a portion of his Compensation.

     (a) The amount of the Matching Contribution, if any, shall be determined by the Board and may be tied to Company and/or individual performance. The Board, in its discretion, may establish a maximum contribution amount for any Plan Year.

     (b) A Participant will be eligible to receive a Matching Contribution if employed or if serving as a Director on December 31st of the year in which the Matching Contribution relates; provided, however, such requirement shall not apply if the Participant separates from service prior to December 31 of any Plan Year by reason of death, Disability or Retirement.

5.04 Investment Equivalents.

     (a) General Rule. Except to the extent other arrangements are established by the Plan Administrator, each Participant's Account under the Plan shall be credited (or debited) with investment gains (or losses) corresponding to investment equivalents established by the Plan
          Administrator and selected by the Participant. The Participant's election of the investment equivalent or equivalents upon which such crediting and debiting will be based, including the right to change such election with respect to his future contributions and his existing account balance, shall be handled in the manner prescribed by the Plan Administrator. Neither the Company, nor any Subsidiary, nor the Trustee of the Rabbi Trust, shall be required to invest amounts corresponding to the investment equivalents. The investment equivalents available under the Plan from time to time shall be separately communicated to Participants from time to time and may, in the Plan Administrator's discretion, vary from Participant to Participant or from contribution source to contribution source.

     (b) Common Stock of Company. Without limiting the foregoing provisions of this Section, the Board, in its sole discretion, may designate Common Stock of the Company as investment equivalent with respect to all or any portion of a Participant's Account. For each Plan Year, the Board may also designate that any Matching Contribution for such Plan Year be considered a "Matching Stock Contribution," in which case, such contribution will be deemed invested solely in shares of Common Stock and Participants shall not have the ability to redirect such amounts into other investment equivalents. Each Participant's Account shall be credited with any cash dividends and other distributions of securities or property attributable to shares of Common Stock credited to a Participant's Account at the same time and in the same manner such dividends or distributions would have been paid if such Account were actually invested in Common Stock.

Section 6. Vesting; Employment Taxes

6.01 General. Each Participant shall be 100% vested in any Compensation deferred. Except as provided in Section 6.02, a Participant's Matching Contribution for each Plan Year (if any) shall become vested and non-forfeitable based on the following vesting schedule:

                 Years of Vesting Service           Vested Percentage
                 ------------------------           -----------------
                          1                                  20%
                          2                                  40%
                          3                                  60%
                          4                                  80%
                          5                                  100%


     For purposes of the foregoing, "Years of Vesting Service" means the total number of full Plan Years in which a Participant has been employed by the Employer or has served on the Board following the Plan Year with respect to which any Matching Contribution relates. By way of example, a Matching Contribution attributable to year 2001 shall vest in 20% increments beginning in year 2002; and a Matching Contribution attributable to year 2002 shall vest in 20% increments beginning in year 2003. Any partial Plan Year of employment or Board membership shall not be counted.

6.02 Special. Notwithstanding Section 6.01 above, a Participant shall have a nonforfeitable right or vested interest in his entire Account (including Matching Contributions) upon the Participant's Retirement, death, or Disability or in the event of a Change of Control.

6.03 FICA and Other Taxes. For each Plan Year during which a Participant vests in a new portion of his Account, the Company shall remit the Participant's share of FICA and other employment taxes, if any, that are attributable to such vesting.

Section 7. Benefits Distribution

7.01 A Participant is eligible for a benefit under the Plan when he has reached a Payout Date (as defined in Section 2). The benefit will be based on the total vested value of the Account of the Participant.

7.02 Benefit Upon Termination. A Participant's Termination shall create a lump sum distribution of the vested balance of the Participant's Account notwithstanding the Participant's Deferral Enrollment Agreement. Payment of the vested balance of the Participant's Account shall be made no later than 60 days following the end of the calendar year during which the Participant incurs a Termination.

7.03 Benefit Upon Disability. A Participant's Disability shall create a lump sum distribution of the vested balance of the Participant's Account notwithstanding the Participant's Deferral Enrollment Agreement. Payment of the vested balance of the Participant's Account shall be made no later than 60 days following the end of the calendar year during which the Participant incurs a Disability.

7.04 Benefit Upon Change of Control. A Change of Control, as defined in Section 2.04, shall create a lump sum distribution of the vested balance of the Participant's Account notwithstanding the Participant's Deferral Enrollment Agreement. Payment of the vested balance of the Participant's Account shall be made as soon as administratively practicable following such Change of Control. However, the Participant's Deferral Enrollment Agreement shall remain in effect if the surviving corporation assumes this Plan.

7.05 Benefit Amount. Any amount to be distributed shall be determined as of the Valuation Date coincident with or immediately preceding the date of distribution. All amounts payable under the Plan shall be paid in cash; provided, however, any amounts attributable to Matching Stock Contributions (as defined in Section 5.04(b)) shall be paid exclusively in whole shares of Common Stock and ignoring fractional shares.

7.06 Benefit Upon Retirement or Attainment of Scheduled Payout Date. Upon a Participant's Retirement or attainment of his Payout Date, the vested balance of the Participant's Account shall be distributed as soon administratively practicable in the form specified in the Participant's Deferral Enrollment Agreement.

     The Deferral Enrollment Agreement shall state:

     (a)  the Payout Date with respect to the Participant's Account, and

     (b) the form of payment, whether in one lump sum or annual installments over 5 or 10 years.

7.07 Rules Regarding Modification of Deferral Enrollment Agreement ("Modified Enrollment Agreement"). The form and timing of payment may be modified by the Participant if communicated to the Plan Administrator prior to the end of the Plan Year preceding: (i) the scheduled lump sum payment or installment payment, or (ii) Retirement, provided however that such modifications must be made at least one year prior to the scheduled payment date.

7.08 Participant's Death.

     (a) If a Participant dies after payment of benefits under the Plan have commenced, payments shall continue to be made in the same form and for the same duration as elected by the Participant. However, such distributions of benefits shall be made to his Beneficiary. The Beneficiary may elect to receive a lump sum payment of the benefits with the approval of the Plan Administrator.

     (b) If a Participant dies prior to the commencement of a payment of his benefits under the Plan, distributions of his Account shall be made to his Beneficiary. The payment shall be made in one lump sum no later than 60 days following the end of the calendar year during which the Participant's death occurs.

     (c) Each Participant shall submit a written, signed, and dated list of his designated Beneficiary to the Plan Administrator on a form approved by the Plan Administrator ("Matrix Beneficiary Designation Form"). The Participant may change the Beneficiary at any time without the consent of any prior Beneficiary. If no Beneficiary survives the Participant or if no valid Beneficiary designation is in effect, the Participant's Beneficiary shall be his estate.

7.09 Emergency Benefit. In the event that the Plan Administrator, on written petition of the Participant, determines, in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Company shall pay to the Participant, as soon as practicable following such determination, an amount up to the balance of his deferrals as necessary to meet the emergency (the "Emergency Benefit"). For purposes of the Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. The amount of the benefits otherwise payable under the Plan shall thereafter be adjusted to reflect the payment of the Emergency Benefit. Applications for Emergency Benefits and the determinations thereon by the Plan Administrator shall be in writing, and a Participant may be required to furnish written proof of the financial emergency. Any Participant who receives an Emergency Benefit will be precluded from making new deferrals under the Plan until the next enrollment period that occurs at least twelve (12) months following payment of the Emergency Benefit. No payment shall be made under this Section if the Plan Administrator determines that such payment would leave any other amounts deferred hereunder to be deemed constructively received under the Code.

7.10 Early Distribution. Notwithstanding a Participant's election under Section 5, a Participant may elect to receive his entire vested Account in a single lump sum payment of the vested balance of the Participant's Account less an immediate Penalty as defined in

     Section  2.18.  Any  Participant  who  receives a  distribution  under this
     Section 7.10 will be precluded from making new deferrals under the Plan until the next enrollment period that occurs at least 24 months following payment of the distribution amount.

7.11 Small Benefit. In the event the Plan Administrator determines that the vested balance of the value of a Participant's Account is less than $25,000 at the time of commencement of payment of his benefits, or that the portion of the value of the balance of the Participant's Account payable to any Beneficiary is less than $25,000 at the time of commencement of payment of a survivor benefit to such Beneficiary, the Plan Administrator may pay the benefit in the form of a lump sum payment, notwithstanding any provision of this Section 7 to the contrary. Such lump sum payment shall be equal to the vested balance of the Participant's Account or the portion thereof payable to a Beneficiary.

7.12 Tax Withholdings. To the extent required by law in effect at the time payments of deferred amounts are made, the Company shall withhold from payments made hereunder the taxes required to be withheld by the federal or any state or local governments.

Section 8. Rabbi Trust

8.01 Rabbi Trust. The Company shall maintain a single Rabbi Trust as part of the Plan to implement the provisions of the Plan.

8.02 Contributions. The Employer shall make contributions to the Rabbi Trust from time to time. Contributions shall be made equal to the amounts deferred pursuant to each respective Participant's Deferral Election Agreement.

8.03 Investments of the Rabbi Trust. The Company shall vest in itself or the trustee of the Rabbi Trust, responsibility for the management and control of the assets of the Rabbi Trust.

     No Participant or Beneficiary shall have any interest whatsoever in any specific asset of the Company, Subsidiaries or Rabbi Trust. To the extent that any person acquires a right to receive payments under the Plan, such right shall be no greater than the rights of any unsecured general creditor of the appropriate Employer.

8.04 No Reversion. Except as specified below and in the Rabbi Trust agreement, the Company and the Subsidiaries shall not have any right, title, or interest in the Contributions made to (or earnings under) the Rabbi Trust. No part of the Rabbi Trust shall revert to any Employer except upon complete termination of the Plan after the satisfaction of all fixed and contingent liabilities of the Plan.

Section 9. Amendment and Termination of the Plan

9.01 Amendment and Termination. While the Company expects and intends to continue the Plan, the Company must reserve and hereby reserves the right to amend or to terminate the Plan in any way, at any time, for any reason; except that no amendment shall reduce a Participant's benefits to less than the amount the Participant would have been entitled to receive if the Participant had resigned from the employment or Board service on the effective date of amendment or termination.

     In the event a Subsidiary ceases to qualify as a "Subsidiary" of the Company has herein defined, such Subsidiary shall terminate its participation in the Plan unless the Board, in its sole and absolute discretion, approves the continued participation of such former Subsidiary. In either case, the Board shall coordinate in good faith with the Subsidiary to effectively carry out the intent of the Plan with respect to the employees of that former Subsidiary.

9.02 Distribution Upon Termination of the Plan. If the Plan is terminated with respect to one or more participating Employers before all benefits under the Plan have been paid, distributions shall be made (or benefit payments continued) pursuant to the elections made on the Participant election forms. However, the Board may, in its sole and absolute discretion, direct that distribution be made in any form at any time selected by the Board, regardless of whether payments of benefits under the Plan have commenced.

Section 10. General Provisions

10.01Applicable Laws. The Plan shall be construed and administered under the laws of the State of Colorado, without regard to conflict of laws provisions, to the extent that such laws are not pre-empted by the laws of the United States of America.

10.02 Securities Laws Limitation.

     (a) Notwithstanding any provision in this Plan to the contrary, no shares of Common Stock will be issued pursuant to the Plan until such shares have been duly listed or approved for quotation, upon official notice of issuance, on the National Market System of The Nasdaq Stock Market, Inc. and such other exchanges, if any, as the Board may determine, and a registration statement under the Securities Act of 1933, as amended, with respect to such shares has become, and remains, effective.

     (b) 100,000 shares of Common Stock are authorized for issuance to Participants under this Plan, subject to adjustment as set forth in sub-paragraph (c) below. This authorization may be increased from time to time by approval of the Board, and if such approval is required, by the shareholders of the Company. In the discretion of the Board, the shares of Common Stock payable under the Plan may consist of newly issued shares or shares reacquired by the Company. The Company will at all times during the term of the Plan retain as authorized and unissued shares of Common Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

     (c) If there is any change in the Common Stock and/or in the corporate structure of the Company, through merger, consolidation, division, share exchange, combination, reorganization, recapitalization, stock dividend, stock split, spin-off, split up, dividend in kind or other change in the corporate structure or distribution to the shareholders, appropriate adjustments may be made by the Board (or, if the

          Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares which may be issued under the Plan. Appropriate adjustments may also be made in the terms of any Employer contributions previously approved by the Board upon the occurrence of any such events upon any equitable basis determined by the Board in its discretion.

10.03Benefits Payable from General Assets. Amounts payable hereunder shall be paid exclusively from the general assets of the Employer, and no person entitled to payment hereunder shall have any claim, right, security interest, or other interest in any fund, trust, account, insurance contract, or asset of the Employer which may be looked to for such payment, other than the right of an unsecured general creditor against the Employer, in respect of the Account of such Participant established hereunder. There shall be no ability to obtain the general assets of the Employer except in the case of bankruptcy or insolvency.

10.04Cost of the  Plan.  All  costs of the Plan,  including  the  administration
     thereof,   shall  be  borne  by  the  Company  and  no  contributions  from
     Participants shall be required or permitted.

10.05Severability. If any provision of the Plan is held illegal or invalid, the illegality or invalidity shall not affect its remaining parts. The Plan shall be construed and enforced as if it did not contain the illegal or invalid provision.

10.06No Assignment of Rights. No interest,  right, or claim in or to any payment hereunder shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind. The Company and Subsidiaries shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute or anticipate the same, except to the extent required by law.

10.07Successors to Company. The Plan shall inure to the benefit of, and shall be binding upon, the Company and the Participants and their successors or assigns.

10.08Legal Fees to Enforce Rights After Change of Control. The Company is aware that upon the occurrence of a Change of Control, the Board (which might then be composed of new members) or a shareholder of the Company, or of any successor corporation might then cause or attempt to cause the Company or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan.

     In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change of Control, it should appear to any Participant that the Company has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company irrevocably authorizes such Participant to retain counsel of his or her choice at the expense of the Company to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company or any successor thereto in any jurisdiction.

Section 11. Claims Procedures

11.01Presentation  of  Claim.  Any  Participant  or  Beneficiary  of a  deceased
     Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Plan Administrator a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

11.02Notification  of  Decision.   The  Plan  Administrator   shall  consider  a
     Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

          (i) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

          (ii) that the Plan Administrator has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

               (1) the specific reason(s) for the denial of the claim, or any part of it;

               (2) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

               (3) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

               (4)  an  explanation  of the claim review  procedure set forth in
                    Section 11.03 below.

11.03Review of a Denied Claim. Within 60 days after receiving a notice from the Plan Administrator that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Plan Administrator a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

          (i)  may review pertinent documents;

          (ii) may submit written comments or other documents; and/or

          (iii)may request a hearing, which the Plan Administrator, in its sole discretion, may grant.

11.04Decision on Review.  The Plan  Administrator  shall  render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Plan Administrator's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

          (i)  specific reasons for the decision;

          (ii) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

          (iii) such other matters as the Plan Administrator deems relevant.

11.05Legal Action. A Claimant's compliance with the foregoing provisions of this
     Article 11 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under the Plan.

                                    PROXY

                              MATRIX BANCORP, INC.

                        1380 Lawrence Street, Suite 1400

                             Denver, Colorado 80204

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints David W. Kloos and T. Allen McConnell, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated below, all of the shares of the common stock of Matrix Bancorp, Inc. (the "Company"), held of record by the undersigned on April 2, 2001, at the Annual Meeting of Shareholders of the Company to be held on May 11, 2001, and any adjournment(s) thereof.

                    (To Be Dated And Signed On Reverse Side)


THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3, AND THE PERSONS NAMED ON THE FRONT OF THIS PROXY WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL 4.

1. PROPOSAL TO ELECT AS DIRECTORS OF THE COMPANY THE FOLLOWING PERSONS TO HOLD OFFICE UNTIL THE 2004 ANNUAL ELECTION OF DIRECTORS BY SHAREHOLDERS OR UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

                  [_] FOR all nominees listed (except as marked below to the contrary)

                  [_] WITHHOLD AUTHORITY to vote for all nominees listed

                       Guy A. Gibson, David W. Kloos and David W. Frank

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

                  Withhold:___________________________________

2. PROPOSAL TO APPROVE AND ADOPT THE COMPANY'S AMENDED AND RESTATED EXECUTIVE DEFERRED COMPENSATION PLAN.

                  [_] FOR[_] AGAINST[_] ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE 2001 FISCAL YEAR.

                      [_] FOR[_] AGAINST[_] ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                      [_] FOR[_] AGAINST[_] ABSTAIN


                         DATED: __________________________________________, 2001


                          ______________________________________________________
                                             (Signature)

                          ______________________________________________________
                                        (Signature if Held jointly)

                                   NOTE:    Please execute this proxy as your
                                            name appears hereon. When shares are
                                            held by joint tenants, both should
                                            sign. When signing as attorney,
                                            executor, administrator, trustee or
                                            guardian, please give full title as
                                            such. If a corporation, please sign
                                            in full corporate name by the
                                            president or other authorized
                                            officer. If a partnership, please
                                            sign in partnership name by
                                            authorized person. PLEASE MARK,
                                            SIGN, DATE AND RETURN THIS PROXY
                                            PROMPTLY USING THE ENCLOSED
                                            ENVELOPE.